UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008

VICTORY EAGLE RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-119546
(Commission File Number)

N/A
(IRS Employer Identification No.)

133 Atlas Avenue, Toronto, Ontario M6C 3P4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 416-720-9256

Item 3.0.2.  Unregistered Sale of Equity Securities

On August 18, 2008, we closed a private placement of 78, 690 common shares for gross proceeds of $15,738.

We issued the common shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on Regulation S promulgated under the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

10.1           Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008

VICTORY EAGLE RESOURCES CORP.

/s/ Ludvik Rolin
Ludvik Rolin,
President, Secretary & Director